Exhibit 99.1

VRINGO NAMES ANASTASIA NYRKOVSKAYA CHIEF FINANCIAL OFFICER

NEW YORK — April 24, 2013 — Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced that Anastasia Nyrkovskaya will join the Company as the Chief Financial Officer on May 6, 2013. Ellen Cohl will remain Vringo's Principal Accounting Officer through the filing of the Company's quarterly report for the first quarter of 2013 on Form 10-Q on or before May 15, 2013.

Ms. Nyrkovskaya has over fifteen years of accounting experience, and most recently served as Vice President and Assistant Global Controller at NBCUniversal. Previously, she was Vice President, Corporate Finance and Business Development, where she structured M&A transactions and partnerships. Ms. Nyrkovskaya is a Certified Public Accountant. She began her career at KPMG LLP, where she served for nine years in the Audit and Assurance practice.

"I am pleased to welcome Anastasia to the Vringo team," said Andrew D. Perlman, Chief Executive Officer of Vringo. "Anastasia brings international experience, expertise with mergers and acquisitions and broad accounting experience that will support our business model. I thank Ellen for her dedication to Vringo over the years" Mr. Perlman added.

"I am excited to join the team at Vringo. I believe this is a great opportunity for me to become a member of an exciting growth company. I look forward to assisting the rest of management in achieving their vision, executing the business plan and creating shareholder value," said Ms. Nykovskaya.

"Working for Vringo has been a tremendous experience," said Ms. Cohl. "I have enjoyed being a part of the management team as Vringo transformed into the company it is today. I am glad to have been a part of the company's story and look forward to working with Anastasia on the transition."

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 21, 2013. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com